Exhibit 99.38

SUBLEASE TERMINATION AGREEMENT
THIS SUBLEASE TERMINATION AGREEMENT (this “Agreement”) is made as of the 30th day of April, 2015 (“Effective Date”) by and among BENTON PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Prime Landlord”), BENTON NURSING, LLC, a Georgia limited liability company (“Landlord”) and HIGHLANDS OF BENTONVILLE, LLC, a Delaware limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, Prime Landlord, Landlord and Tenant entered into that Sublease Agreement dated as of January 16, 2015 as amended by that certain First Amendment to Sublease Agreement dated February 27, 2015 and by that certain Second Amendment to Sublease Agreement dated March 31, 2015 (as amended, the “Lease”). Landlord leases the Premises from Prime Landlord pursuant to the Prime Lease; and

WHEREAS, Prime Landlord, Landlord and Tenant desire to terminate the Lease in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises, undertakings, and releases herein, the receipt, adequacy, and sufficiency of such consideration being expressly acknowledged, Landlord and Tenant hereby agree as follows:

1.    The foregoing recital of facts is hereby made a part of this Agreement to the same extent as if fully set forth herein.

2.    The Lease shall terminate, without further action or notice, on the Effective Date at midnight. Each party’s duties and obligations to the other under the Lease shall terminate as of midnight on the Effective Date.

3.    Mutual Release.

(a)Prime Landlord and Landlord for each of itself and on behalf of its respective affiliates, partners, members, shareholders, officers, directors, heirs, successors, representatives, executors, and assigns, and each of them (collectively, the “Landlord Releasing Parties”), does hereby absolutely, fully, and forever, release, relieve, waive, relinquish, and discharge each of Tenant and each of its affiliates, members, managers, partners, shareholders, officers, directors, attorneys, heirs, successors, representatives, executors, and assigns, and each of them, of and from any and all manner of action or actions, cause or causes of action, claims, suits, debts, liabilities, demands, obligations, costs, expenses, sums of money, controversies, damages, accounts, reckonings, and/or liens of every kind or nature whatsoever, at law or in equity (collectively, “Claims”), whether known or unknown, accrued or unaccrued, suspected or unsuspected, which they shall or may have, own, or hold, by reason of, arising out of or in connection with, or relating to the Lease.

(b)    Tenant for each of itself and on behalf of its respective affiliates, partners, members, shareholders, officers, directors, heirs, successors, representatives, executors, and assigns, and each of them (collectively, the “Tenant Releasing Parties”), does hereby absolutely, fully, and forever, release, relieve, waive, relinquish, and discharge each of Prime Landlord and Landlord and each of its respective affiliates, members, managers, partners, shareholders, officers, directors, attorneys, heirs, successors, representatives, executors, and assigns, and each of them, of and from any and all Claims, whether known or unknown, accrued or unaccrued, suspected or unsuspected, which they shall or may have, own, or hold, by reason of, arising out of or in connection with, or relating to the Lease.

(c)    Each of the Landlord Releasing Parties and the Tenant Releasing Parties acknowledge that effective as of the Effective Date, each of the releases given herein shall be effective as a full and final accord and satisfaction and settlement of, and as a bar to, each and every claim, suit, demand, damage, debt, account, cost, expense, lien, action, and cause of action which the releasing party has, may have in the future, or has had against each party so released. In connection with such waiver and relinquishment, each of the Landlord Releasing Parties and the Tenant Releasing Parties acknowledge that they are aware that their attorneys may hereafter discover facts different from or in addition to the facts which their attorneys now know or believe to be true with respect to the Claims being released by such parties under this Section 3, but that it is their intention by the releases given herein to fully, finally, absolutely, and forever settle any and all claims, disputes, and differences which do now exist, may exist, or heretofore have existed with each party so released, and that in furtherance of such intention each of the releases herein given shall be and remain in effect as full and complete general releases notwithstanding the discovery of any such different or additional facts.

4.    This Agreement shall be governed by and interpreted under the laws of the State of Arkansas.

5.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Signatures on Following Page}

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

PRIME LANDLORD:
BENTON PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

/s/ William McBride
Name: William McBride
Title: Manager

LANDLORD:
BENTON NURSING, LLC
a Georgia limited liability company

/s/ William McBride
Name: William McBride
Title: Manager

TENANT:
HIGHLANDS OF BENTONVILLE, LLC
a Delaware limited liability company

/s/ R. Denny Barnett
Name: R. Denny Barnett
Title: Chief Manager

HNZW/510161_2.doc/3583-1
(Bentonville)